Part Time Employment Agreement
                                 April 30, 2008

Through this Agreement, Innovex Inc. and Mr. Douglas Keller (Doug) wish to document their mutual agreement regarding Doug's part time employment with Innovex, Inc. (the "Company"):

     o Doug's full time position as Vice President Finance has been eliminated; therefore Doug is eligible for the termination benefits outlined in his employment agreement dated October 01, 1995 and amendments dated December 18, 1998 and March 04, 2003 (the "Employment Agreement").

     o The effective date of the termination of Doug's employment as Vice President Finance under the Employment Agreement is mutually agreed to be April 30, 2008. Further, Doug's status as "executive officer" of Innovex and as its principal accounting officer will cease as of April 30, 2008.

     o Effective May 01, 2008 Doug will be a part-time employee of the Company, with wages payable on an hourly basis as described below. Effective May 1, 2008, the Employment Agreement will become null and void and will be superseded by this Agreement, provided that Sections 5, 6, 7 and 8 of the Employment Agreement remain in full force and effect.

     o Effective May 1, 2008, Doug's employment with the Company is at-will where either Doug or Innovex may terminate the employment relationship for any reason whatsoever, with or without cause, and at any time. No section of Innovex' employee handbook or this Agreement is meant to be construed, nor should be construed, as establishing anything other than an employment-at-will relationship, nor does it limit the discretion of the Company..

     o As a part-time employee of the Company, Doug is not eligible for any Company benefits, including medical, dental, life, flexible spending account, 401(k), AD&D, short-term or long-term disability coverage. Doug will not be entitled to participate in any bonus or other incentive plan. Doug will not be eligible to receive stock options or other equity-based compensation.

     o For services performed from May 1, 2008 to June 30, 2008 Doug's compensation as a part-time employee will be $110.00 per hour, payable with the normal payroll cycle.

     o For services performed after June 30, 2008, Doug's compensation as a part-time employee will be $150.00 per hour, payable with the normal payroll cycle.

     o If Doug is able to acquire a full-time position with another company he commits to make reasonable efforts to allocate up to one to two weeks of his working time for the 3QFY08 close and SEC reporting, and two to three weeks time for the 4QFY08 fiscal year end close and SEC reporting, if required and requested by the Company.

     o Doug will have the choice of working out of his home or the designated Company's office at 3033 Campus Drive, Suite E180 Plymouth, MN.

     o Doug will be reimbursed for any business expenses directly associated with performing his duties as a part time employee, including travel related expenses such as mileage.

     o Innovex will provide the necessary office equipment for Doug to perform his duties including a notebook computer, printer, fax, copier and scanner as required.

     o Doug will also be provided ongoing access to the Innovex Email and IT system.

     o    Doug will report to Innovex's CFO.

     o Doug's duties as a part-time employee will be assigned by the Chief Financial Officer or the Chief Executive Officer. Such duties may include agreed upon business and financial related projects and reports, including assisting with quarterly financial close procedures and SEC reporting requirements of the Company.

     o Doug will provide preliminary time estimates when an assignment is agreed to, but will track actual time required and will be paid based on actual time incurred.

     o Time and reimbursable business expenses will be reported biweekly so that Doug can be paid along with the normal payroll cycle. Actual dates to submit time reports will be coordinated with Human Resources and scheduled to allow approval from the CFO or CEO of such time reports.

     o Doug recognizes and agrees that since he will continue to have access to material, non-public information he will continue to be bound by the Innovex Procedures and Guidelines Governing Insider Trading And Tipping as if he were a reporting person under Section 16 of the Exchange Act.


         Agreed:                                     Innovex, Inc.

         /s/Douglas Keller                           /s/ Terry M. Dauenahuer
         ------------------------------              -----------------------
         Douglas Keller                              Terry M. Dauenhauer
                                                     President & CEO